EXHIBIT 10.1

Execution Version

FORBEARANCE AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Forbearance and Amendment No. 2 to Second Amended and Restated Credit Agreement (this “Agreement”) dated as of May 27, 2016 (the “Effective Date”) is among Triangle USA Petroleum Corporation, a Colorado corporation  (the “Borrower”), Foxtrot Resources LLC, a Colorado limited liability company (“Foxtrot”), Leaf Minerals, LLC, a Colorado limited liability company  (together with Foxtrot, the “Guarantors”), the undersigned Lenders (as defined below), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Lender (the “Issuing Lender”).

INTRODUCTION

A. The Borrower,  financial institutions party thereto as Lenders (the “Lenders”), the Issuing Lender, and the Administrative Agent have entered into the Second Amended and Restated Credit Agreement dated as of November 25, 2014, as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of April 30, 2015 (as so amended and as the same may be further amended, restated, or modified from time to time, the “Credit Agreement”).

B. The Guarantors have entered into the Second Amended and Restated Guaranty Agreement dated as of November 25, 2014  (as amended, restated, or otherwise modified from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement).

C. The Borrower may not have been able to cause (i) the Senior Secured Leverage Ratio as of the fiscal quarter ended April 30, 2016 to be less than 2.75 to 1.00 as required by Section 6.16 of the Credit Agreement, and (ii) the ratio of its consolidated current assets to its consolidated current liabilities as of the fiscal quarter ended April 30, 2016 to be greater than 1.00 to 1.00 as required by Section 6.17 of the Credit Agreement (any Default, Event of Default or other breach that arises or may arise as a result of the foregoing, collectively, the “Anticipated Events of Default”).

D.  The Administrative Agent and the Lenders assert (and the Borrower disputes such assertions) (i) the Borrower made (A) purchases of its Permitted Notes (as defined in the Credit Agreement) that were not permitted by Section 6.19 of the Credit Agreement, and (B) representations and warranties regarding the absence of the Defaults and Events of Default (each as defined in the Credit Agreement) despite the existence of the asserted (but disputed) breaches described in the preceding clause (i) of this Recital D and (ii) the existence of potential claims, breaches, and potential Defaults and Events of Default asserted (but disputed) in the letter provided by the Administrative Agent to the Borrower dated as of March 30, 2016 (collectively, the “Disputed Events of Default”  and together with the Anticipated Events of Default, the “Designated Events of Default”.)

E. The Borrower has requested that the Lenders, the Issuing Lender and the Administrative Agent provide a temporary forbearance period during which the Administrative Agent, the Issuing Lender and the Lenders agree not to exercise their rights or take any remedial action with respect to the Designated Events of Default.

F. Subject to the terms of this Agreement, the Administrative Agent, the Issuing Lender and the Lenders are willing to provide such forbearance period so long as the Credit Agreement is amended as provided herein.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender,  and the undersigned Lenders hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Acknowledgement and Forbearance.

(a) Each Credit Party hereby acknowledges and agrees that (i) except as set forth in the proviso to this clause (i), regardless of whether or not the Borrower breaches the covenants described in Recital C above for the period described therein, the Anticipated Events of Default shall, as of the Forbearance Termination Date (as defined below), constitute Events of Default for all purposes under the Credit Agreement and the other Credit Documents; provided, that notwithstanding the foregoing, no Anticipated Event of Default shall constitute an Event of Default under the Credit Agreement or any other Credit Document as of the Forbearance Termination Date if (x) such Anticipated Event of Default did not in fact occur and would otherwise not be an Event of Default but for the foregoing acknowledgment and agreement and (y)  on the Forbearance Termination Date, there exists no Borrowing Base Deficiency, and (ii) the list of Designated Events of Default set forth above in the definition of such term does not preclude the existence of other defaults or constitute a waiver by the Lenders of any such defaults, whether they are known or unknown.

(b) The Administrative Agent, the Issuing Lender and the Lenders hereby agree, subject to the terms of this Agreement, to forbear from exercising any and all of the rights and remedies available to them, whether at law, in equity, by agreement or otherwise, arising solely as a result of the Designated Events of Default until the date (the "Forbearance Termination Date") that is the earlier to occur of (i) July 8, 2016, and (ii) the date of the occurrence of any Forbearance Termination Event (as defined below).

(c) The forbearance by the Administrative Agent, the Issuing Lender and the Lenders described above is contingent upon the satisfaction of the conditions precedent set forth in Section 7 below and is limited to the Designated Events of Default.  This forbearance is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of the Designated Events of Default or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents.  The Secured Parties reserve (i) the right to exercise any rights and remedies available to the them in connection with the Designated Events of Default on and after the

Forbearance Termination Date and (ii) the right to exercise any rights and remedies available to them in connection with any other present or future Defaults (other than the Designated Events of Default) with respect to the Credit Agreement or any other provision of any Credit Document.

(d) Each Credit Party hereby further agrees and acknowledges that (i) the Designated Events of Default have not been permanently waived as a result of this Agreement and that such forbearance is temporary in nature, and (ii) from and after the Forbearance Termination Date, all rights and remedies of the Lenders enjoined as a result of this Section 2 shall be reinstated.

(e) The descriptions herein of the Designated Events of Default are based upon the information provided to the Administrative Agent and the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default.  The failure of the Administrative Agent or the Lenders to give notice to the Credit Parties of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  Subject to the forbearance provided for in this Agreement, each Credit Party hereby agrees and acknowledges that the Lenders require and will require strict performance by the Credit Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Credit Documents, and no inaction or action by the Administrative Agent or any Lender regarding any Default or Event of Default (including, but not limited to, the Designated Events of Default) is intended to be or shall be a waiver thereof.    Subject to the forbearance provided for in this Agreement, the Administrative Agent and the Lenders continue to reserve all of their rights, privileges and remedies which exist under the Credit Agreement and the other Credit Documents as provided in their letter to the Borrower dated March 30, 2016.

(f) The parties hereto agree and acknowledge that, notwithstanding anything to the contrary in Section 2.8(c) of the Credit Agreement, until the occurrence of the Forbearance Termination Date, the Default Rate shall not apply to the Advances and other amounts as a result of the occurrence and continuance of the Designated Events of Default.  From and after the Forbearance Termination Date,  at the request of the Required Lenders (or in this case of an Events of Default under Sections 7.1 (a) and 7.1 (g) of the Credit Agreement, automatically) all Advances and other amounts shall accrue interest at the Default Rate in accordance with Section 2.8(c) of the Credit Agreement if any Event of Default (including, without limitation, any Designated Event of Default) has occurred and is continuing.

(g) Any of the following shall constitute a "Forbearance Termination Event" under this Agreement:
(i) the failure of any Credit Party to comply with any covenant or agreement contained in this Agreement;
(ii) any representation or warranty contained in this Agreement shall be incorrect in any material respect;
(iii) the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any applicable bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding involving any Credit Party (regardless of whether commenced by the Borrower, any other Credit Party or any other Person);

(iv) any Credit Party repudiates or asserts a defense to any obligation or liability under this Agreement, the Credit Agreement or any other Credit Document or makes or pursues a claim against the Administrative Agent or any Lender in connection with this Agreement, the Credit Agreement or any other Credit Document; and

(v) the occurrence or existence of any Event of Default (other than the Designated Events of Default).

Section 3. Amendments to Credit Agreement.  Upon the satisfaction of the conditions specified in Section 7 of this Agreement, and effective as of the Effective Date, the Credit Agreement is amended as follows:

(a) Section 1.1 of the Credit Agreement is amended to add the following definitions in alphabetical order:

"Amendment No. 2" means the Forbearance and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of May 27, 2016 by and among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Issuing Lender.

(b) Section 1.1 of the Credit Agreement is amended to replace the following definition to read in its entirety as follows:

"Agreement" means this Second Amended and Restated Credit Agreement among the Borrower, the Lenders, the Issuing Lenders and the Administrative Agent, as amended by the Amendment No. 1 and by the Amendment No. 2.

(c) The second sentence of Section 5.7 of the Credit Agreement is amended by (i) adding the phrase “, and in any event within five Business Days (or such longer period as determined by the Administrative Agent in its sole discretion) after request from the Administrative Agent,” after the word “promptly” and (ii) deleting the phrase “provided that so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall not be permitted to request or the Borrower be required to grant to the Administrative Agent to grant an Acceptable Security Interest in any Oil and Gas Properties that exceeds 80% by value of all of the Credit Parties’ Proven Reserves”.

(d) Section 5.8 of the Credit Agreement is amended to read in its entirety as follows:

“Section 5.8   Deposit Accounts.     Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their deposit accounts with the Lender that is serving as the Administrative Agent.  The Credit Parties shall not permit the amount of cash in such deposit accounts (after giving effect to the payment of the first Borrowing Base Deficiency payment as contemplated by Section 7(d) of Amendment No. 2) to, at any time, be less than (a) at any time prior to date of the making of the second Borrowing Base Deficiency payment due on June 30, 2016 as provided in Amendment No. 2, $70,000,000.00 (the “Initial Liquidity Threshold”), and (b) after the date such second Borrowing Base Deficiency payment is made until the date of the making of the third Borrowing Base Deficiency payment due on August 1, 2016 as provided in Amendment No. 2 in full, the amount equal to (i) the Initial Liquidity Threshold less (ii) the amount of the full second Borrowing Base Deficiency payment.  If any Credit Party attempts to write checks, wire funds or otherwise seek to make a withdrawal of amounts in such deposit accounts that would, in each case, cause a breach of this Section 5.8, then the Administrative Agent (and its Affiliates, including Wells Fargo Bank, National Association in its capacity as depositary institution) shall be permitted to block such withdrawal or otherwise prevent such wire or disbursement.   Without limiting the foregoing,  none of the Credit Parties shall make any non-ordinary course payments to its Affiliates if either immediately before or after immediately giving effect to such payment there exists a Default, Event of Default or Borrowing Base Deficiency.

(e) Section 6.19 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.19 Prepayment of Certain Debt and Other Obligations.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, and (b) regularly scheduled or required repayments or redemptions in respect of Permitted Debt on the date such payments are due, and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1. Without limiting the foregoing, none of the Credit Parties shall make payments of interest on the Permitted Notes prior to the date such interest payments are due and payable.

(f) Section 7.1(c) of the Credit Agreement is amended by (i) adding a comma after the reference to Section 5.3(a), and (ii) adding the phrase “Section 5.8” after such comma.
Section 4. Reaffirmation of Liens.

(a) Each of the Borrower and each Guarantor (i) is party to certain Security Documents securing and supporting the Borrower's  and such Guarantor’s  obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s and such Guarantor’s  obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the

Security Documents are valid and subsisting and create a first and prior Lien (subject only to Permitted Liens) in the Collateral to secure the Secured Obligations.
(b) The delivery of this Agreement does not indicate or establish a requirement that any Credit Document requires the Guarantors’ approval of amendments to the Credit Agreement.

Section 5. Reaffirmation of Guaranty.  Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty and the other Credit Documents are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement.  Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by the Guarantors under the Credit Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 6. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a) the representations and warranties set forth in the Credit Agreement (other than Section 4.20 (Solvency)) and in the other Credit Documents (other than any representation and warranty with respect to solvency) are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);  provided that (i) such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document,  and (ii) the representation regarding absence of Defaults shall be qualified by the phrase “other than the Designated Events of Default”;

(b) (i) the execution, delivery, and performance of this Agreement are within the corporate,  limited partnership or limited liability company power, as appropriate, and authority of the Borrower and Guarantors and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(c) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing (other than the Designated Events of Default); and

(d) as of the date of this Agreement, the Credit Parties have granted to the Administrative Agent an Acceptable Security Interest in their respective Oil and Gas Properties that equal or exceeds at least 95% by value of all the Credit Parties’ Proven Reserves.

Section 7. Effectiveness. This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:

(a) Documentation.  The Administrative Agent shall have received (i) counterparts of this Agreement, duly and validly executed by the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Required Lenders, and (ii) an officer’s incumbency certificate in form and substance satisfactory to the Administrative Agent regarding the authority of the Persons signing this Agreement on behalf of the Credit Parties.

(b) Representations and Warranties. The representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement
(c) No Default or Event of Default. There being no Default or Event of Default which has occurred and is continuing (other than the Designated Events of Default).

(d) Loan Repayment; Fees. The Borrower shall have repaid $41,657,342.83 of the Advances on the date of this Agreement (together with any accrued and unpaid interest owing thereon),  which amount represents payment of the first Borrowing Base Deficiency installment payment that is due and payable in connection with the Borrowing Base Deficiency that arose on April 28, 2016,

(e) Expenses. The Borrower having paid all costs, expenses, and fees incurred by the Administrative Agent which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement.

Section 8. Financial Advisor.  In consideration of the agreements given herein, the Borrower acknowledges that Administrative Agent has retained Conway MacKenzie through its counsel as its financial advisor (such financial advisor, or any successor or replacement thereof, the "Financial Advisor"), and the Borrower agrees that it shall, and shall cause its Subsidiaries to, cooperate in all reasonable respects with the Financial Advisor and shall promptly provide to the Financial Advisor such information regarding the operations, business affairs, assets and financial condition of the Borrower, Guarantors and their respective Subsidiaries as reasonably requested by the Financial Advisor.  In addition, the Borrower shall, and shall cause its Subsidiaries to, permit the Financial Advisor to discuss such operations, business affairs, assets and financial condition with the officers and directors of the Borrower, Guarantors and their respective Subsidiaries and shall make such officers and directors available to the Financial Advisor for such purpose as may be reasonably requested and during normal business hours.

Section 9. Borrowing Base Deficiency Payment.  The parties hereto acknowledge that, as of the date of this Agreement a Borrowing Base Deficiency exists and that it is a condition to the effectiveness of this Agreement that the first installment of amount required to eliminate such Borrowing Base Deficiency be paid as provided in Section 7(d) of this Agreement.  Notwithstanding the fact that such installment payment may be paid prior to May 31, 2016, the parties hereto agree that the second such installment shall be due and payable on June 30, 2016 and the third such installment shall be due and payable on August 1, 2016.

Section 10. Effect on Credit Documents.  Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Credit Documents.    This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement is a Default or Event of Default under other Credit Documents.

Section 11. Release.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the "Released Matters").  Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 11 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters

Section 12. Choice of Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

Section 14. FATCA.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the date first set forth above.

BORROWER:

TRIANGLE USA PETROLEUM CORPORATION

By:	/s/ Michael Grijalva
Name:	Michael Grijalva
Title:	Interim Chief Financial Officer

GUARANTOR:

foxtrot resources llc

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	Chief Executive Officer

Leaf Minerals, llc

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	Chief Executive Officer

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TRIANGLE USA PETROLEUM]

ADMINISTRATIVE AGENT/ISSUING LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Lila Jordan
Name:	Lila Jordan
Title:	Managing Director

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LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

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TRIANGLE USA PETROLEUM]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

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TRIANGLE USA PETROLEUM]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

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te
KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Stephen J. Jones
	Name:	Stephen J. Jones
	Title:	Senior Vice President

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TRIANGLE USA PETROLEUM]

COMERICA BANK,
as a Lender

By:	/s/ David P. Cagle
Name:	David P. Cagle
Title:	Senior Vice President

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CITIBANK, N.A.,
as a Lender

By:	/s/ Joseph H. Walsh
Name:	Joseph H. Walsh
Title:	Director

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BOKF, NA,
as a Lender

By:
Name:
Title:

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TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:
Name:
Title:

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IBERIABANK,
as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Executive Vice President

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